misc 032408 204

ORIGINAL

SUPPLY AGREEMENT AMENDMENT NO. 2

THIS AMENDMENT NO. 2 ("**Amendment No. 2**"), effective as of the 24th day of March, 2008 ("Effective Date"), to the Supply Agreement dated March 24, 2006 by and between GE Healthcare Bio-Sciences Corp., a Delaware corporation, located at 800 Centennial Avenue, Piscataway, New Jersey 08855 USA ("GEHC"), and Cytogenix Inc., a Nevada corporation, located at 3100 Wilcrest Drive, Suite 140, Houston, TX 77042 ("Buyer") as amended on March 24, 2007 ("Amendment #1") (collectively the "Supply Agreement").

RECITALS

WHEREAS, GEHC manufactures and Buyer purchases from GEHC Custom CYGX Kits (as defined in the Supply Agreement) and Reagents (as defined in the Supply Agreement) used in genomic DNA production and preparation under the Supply Agreement;

WHEREAS, Buyer wishes to extend the Term of the Supply Agreement (as defined in the Supply Agreement) by the addition of a further one year period;

WHEREAS, the parties wish to amend certain additional terms of the Supply Agreement in relation, inter alia, to pricing and minimum purchase commitments.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

1. **Term.** Buyer hereby gives notice pursuant to Section 9.1 of the Supply Agreement of its desire to extend the Term of the Supply Agreement by adding one (1) year to the Term whereby the Term would now expire on March 24, 2009. Buyer shall have the right within fifteen (15) days prior to expiry of the aforementioned Term, to extend the Term by written notice to GEHC for an additional period ending on December 31, 2010.

2. Schedule 3 of the Supply Agreement is hereby amended and restated as attached to this Amendment #2.

3. Schedule 4 of the Supply Agreement is hereby amended and restated as attached to this Amendment #2.

4. All other terms defined in the Supply Agreement shall have the same meaning in this Amendment #2. All other provisions of the Supply Agreement are hereby ratified and confirmed.

5. This Amendment #2 shall be governed by the laws of the State of Delaware, without regard to conflicts of laws principles.

IN WITNESS WHEREOF, the parties hereto have duly executed this **Amendment #2** as of the date of the last signature written below (the "Effective Date").

GE HEALTHCARE BIO-SCIENCES CORP.	**CYTOGENIX INC.**
By: SC Godwin (Signature)	By: Malcolm Skolnick (Signature)
Name: Sian C. Godwin	Name: Malcolm Skolnick
Title: Director, Out-licensing	Title: President and CEO
Date: 28 April 2008	Date: 17 April 2008

SCHEDULE 3

TRANSFER PRICES

2008 Prices (valid until March 24, 2009)

Custom CYGX Kit (sufficient to produce 1g DNA)

25-9006-41 $80,000/kit

Buffers

25-9029-57	Sample buffer (450 ml)	$6000/pk
25-9029-66	Reaction buffer (450 ml)	$4000/pk

Prices for March 25, 2009 onward to be discussed in relation to any agreed extension of the Term and in any event such new prices shall be no less than 2008 prices.

SCHEDULE 4

MINIMUM PURCHASE REQUIREMENTS

2008 – 2 Custom CYGX Kits

<u>Minimum Purchase Requirements for 2009 through 2010</u>

2009 – 5 Custom CYGX Kits

2010 – 10 Custom CYGX Kits